UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 31, 2016, CyrusOne Inc. (the “Company”) announced that its Chief Financial Officer, Gregory R. Andrews, will be leaving the Company to pursue other interests, effective as of November 30, 2016 (the “Termination Date”), and will be succeeded by Diane M. Morefield.  Ms. Morefield will join the Company as Executive Vice President and Chief Financial Officer effective November 14, 2016.  This announcement is more fully described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Biographical Information for Diane Morefield

Ms. Morefield, age 58, served as Executive Vice President and Chief Financial Officer of Strategic Hotels & Resorts (NYSE: BEE), a publicly traded REIT, from 2010 until December 31, 2015, where she was responsible for the Company’s accounting, finance, capital markets, tax, investor relations and IT.  She was also a member of the Company’s Executive Management Committee that oversaw the strategy and investment activity for the company.

Prior to joining Strategic Hotels, Ms. Morefield served in a variety of financial, operating and investor relations roles for leading real estate organizations.  From 2007 to 2009, she was the Chief Financial Officer of Equity International, a private equity firm controlled by Sam Zell, which invests in international real estate companies.  From 1997 to 2006, Ms. Morefield was a senior officer with Equity Office Properties Trust (NYSE: EOP), a publicly traded REIT, where she served as Regional Senior Vice President for EOP’s Midwest region.  Previously, Ms. Morefield was Senior Vice President — Investor Relations at EOP, and was responsible for all investor and public relations.  Ms. Morefield earned a BS in accountancy from the University of Illinois and a MBA from the University of Chicago.  She is a CPA.

Ms. Morefield is on the Board of Directors for Spirit Realty Capital (NYSE: SRC), where she also serves as the Audit Committee Chair.  Spirit Realty is a triple-net lease REIT.

Employment Agreement with Diane Morefield

In connection with Ms. Morefield’s appointment, CyrusOne LLC, a subsidiary of the Company (the “Subsidiary”), and Ms. Morefield will enter into an Employment Agreement effective as of November 14, 2016 (the “Morefield Agreement”) pursuant to which Ms. Morefield will be (i) paid an annual base salary of $425,000, (ii) eligible to receive an annual bonus, the target amount of which shall be equal to 100% of her then current base salary (subject to proration for a partial year), and (iii) eligible to participate in all of the various employee benefit plans and programs which are made available to similarly situated officers of the Company.  The term of the Morefield Agreement is one year with automatic one-year renewals unless the Subsidiary or Ms. Morefield terminates the Morefield Agreement in accordance with its termination provisions.  On at least an annual basis during the term of the Morefield Agreement, Ms. Morefield’s annual base salary and annual bonus target will be reviewed and is subject to adjustment at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”).

Pursuant to Ms. Morefield’s employment agreement, Ms. Morefield (i) will receive a restricted stock grant equal to $1,100,000 in value as of the grant date (the “Initial Grant,” expected to be November 14, 2016), which shall vest one-third (1/3) each year on the anniversary of the grant date subject to her continued employment through such vesting date, with dividends paid when declared, and (ii) is eligible to receive an annual equity award  pursuant to the Company’s long-term incentive plan and applicable award agreements, with a grant date value equal to 200% of her then current base salary, which will vest one-third (1/3) each year on the anniversary of the grant date based on her continued employment with the CyrusOne Group through each such vesting date.  Ms. Morefield is also eligible to be paid up to $150,000 to facilitate her move to the Dallas, Texas area.

In the event the Morefield Agreement is terminated by the Subsidiary for any reason other than for Cause, death or Terminating Disability (as such terms are defined in the Morefield Agreement) or by Ms. Morefield for Good Reason (as defined in the Morefield Agreement), Ms. Morefield will be entitled to (i) a lump sum cash payment equal to one times (or two times if such termination is within one-year following a Change in Control (as such term is defined in the Morefield Agreement)) the sum of her annual base salary and annual bonus target in effect at the time of termination, (ii) vesting in full of the Initial Grant, (iii) vesting of time-based equity awards on a pro-rata basis, determined on a daily basis from the date of grant to the date that is one (1) year from the termination date (or vesting of all outstanding time-based equity awards if such termination is within one year following a Change in Control), (iv) vesting of performance-based equity awards in accordance with the applicable provisions of the applicable incentive plan or related award agreements, and (v)

certain other payments and benefits as set forth in the Morefield Agreement.  Upon the request of the Subsidiary, Ms. Morefield’s receipt of such payments and benefits is contingent upon her executing and not revoking a release of claims containing customary and appropriate terms and conditions as determined in good faith by the Subsidiary.  The Morefield Agreement also requires Ms. Morefield to execute a Non-Disclosure and Non-Competition Agreement (attached as Exhibit A to the Morefield Agreement), which contains confidentiality, proprietary information and work product, non-competition, non-solicitation, and non-disparagement provisions.

The foregoing summary of the terms and conditions of the Morefield Agreement is qualified in its entirety by reference to the full text of the Morefield Agreement, which is attached hereto as Exhibit 10.1.

Separation Agreement with Gregory R. Andrews

The Company expects that Mr. Andrews will be paid at his 2016 salary rate through the Termination Date.  In connection with Mr. Andrews’s departure, the Subsidiary and Mr. Andrews expect to enter into a Separation Agreement (the “Separation Agreement”).   Pursuant to the terms of the Employment Agreement, dated October 19, 2015, between the Subsidiary and Mr. Andrews, which was filed with the Securities and Exchange Commission on September 29, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K (the “Andrews Agreement”), the Company expects that Mr. Andrews will receive certain severance payments and benefits, subject to the execution of an irrevocable release of claims and the acknowledgment and reaffirmation of his post-employment obligations and the other restrictive covenants in the Andrews Agreement, including a lump sum severance payment, vesting of certain stock option and restricted stock grants, and certain other payments and benefits, all as set forth in the Andrews Agreement.   Upon entering into the Separation Agreement, a Current Report on Form 8-K/A will be filed by the Company to disclose the material terms and conditions of the Separation Agreement and the Separation Agreement will be filed as an exhibit to such Form 8-K/A.  The foregoing summary of the terms and conditions of the Andrews Agreement is qualified in its entirety by reference to the full text of the Andrews Agreement.

Mr. Andrews’s departure did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement effective as of November 14, 2016 by and between Diane Morefield and CyrusOne LLC.

99.1	Press Release dated as of October 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: October 31, 2016	By:	/s/ Robert M. Jackson
Name: Robert M. Jackson
Title: Executive Vice President and General Counsel

Index of Exhibits

Exhibit No.	Description

10.1	Employment Agreement effective as of November 14, 2016 by and between Diane Morefield and CyrusOne LLC.

99.1	Press Release dated as of October 31, 2016.